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                                                                   EXHIBIT 99.1

                    U.S. RESTAURANT PROPERTIES MASTER L.P.
                  5310 Harvest Hill Road, Suite 270, L.B. 168
                             Dallas, Texas  75230

                 PROXY FOR SPECIAL MEETING OF LIMITED PARTNERS
                                 May 15, 1997

       THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGING GENERAL PARTNER

     The undersigned Limited Partner hereby appoints __________ and __________, or either of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all units of beneficial interest of U.S. Restaurant Properties Master L.P. ("USRP"), held of record by the undersigned on the Record Date (as defined in the accompanying Proxy Statement/Prospectus) at the Special Meeting (as defined in the accompanying Proxy Statement/Prospectus), and at any adjournment or postponement thereof and hereby revokes any prior proxy granted with respect thereto.

        This proxy, when properly executed and returned in a timely manner, will be voted at the Special Meeting and any adjournment or postponement thereof in the manner described herein. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER ALTERNATIVE (AS HEREINAFTER DEFINED), FOR THE EXCHANGE ALTERNATIVE (AS HEREINAFTER DEFINED) AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE MANAGING GENERAL PARTNER. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER ALTERNATIVE AND FOR THE EXCHANGE ALTERNATIVE.

        1. With respect to the proposed merger (the "Merger Alternative") of USRP Acquisition, L.P., a Delaware limited partnership that is an indirectly wholly-owned subsidiary of U.S. Restaurant Properties, Inc., a newly formed Maryland corporation (the "REIT Corporation"), with and into USRP, as described in the accompanying Proxy Statement/Prospectus:

            FOR                        AGAINST                       ABSTAIN


        2. With respect to the proposed amendment to the partnership agreement of USRP to permit holders of units to exchange (the "Exchange Alternative") their units for shares of the REIT Corporation's common stock at any time and require such an exchange prior to the transfer of the units to third parties, as described in the accompanying Proxy Statement/Prospectus:

            FOR                       AGAINST                        ABSTAIN


                  (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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     Each of the above named proxies present at the Special Meeting, either in person or by substitute, shall have an exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choice specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting or any postponements or adjournments thereof.

     The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Limited Partners and the Proxy Statement/Prospectus relating to the Special Meeting.




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